EXHIBIT 99.1

Media Contact:	Investor Contact:	NewPage Corporation
Amber Garwood	Jason Bixby	8540 Gander Creek Drive
NewPage	NewPage	Miamisburg, OH 45342
937-242-9093	937-242-9144

NewPage officials will be available for telephone interviews beginning 7:00 a.m. Eastern Time on Friday, September 21, 2007.

FOR IMMEDIATE RELEASE –

News Release

NEWPAGE TO ACQUIRE STORA ENSO NORTH AMERICA

Combined, the new company will be the North American industry leader in publication, fine and specialty paper.

Miamisburg, Ohio. – September 21, 2007 – NewPage Corporation and Stora Enso Oyj (NYSE: SEO) today announced the signing of a definitive agreement by which the NewPage parent company, NewPage Holding Corporation, will acquire Stora Enso’s paper manufacturing operations in North America. Under the terms of the agreement, Stora Enso will receive approximately $1.5 billion in cash, a $200 million note, and a 19.9% equity interest in the new company. The transaction is subject to customary regulatory approvals and is expected to close during the first quarter of 2008.

“We are excited about the acquisition as it is clearly part of our strategic vision to lower our overall cost and accelerate our ability to achieve sustainable financial returns above our cost of capital,” said Mark A. Suwyn, Chairman and Chief Executive Officer of NewPage. “This is also important in order to help us compete with illegally dumped and subsidized foreign imports.”

For the year 2006, Stora Enso North America generated $2.0 billion in revenue and an adjusted EBITDA of $295 million. During that same time, the combined company on a proforma basis would have generated $4.1 billion in revenue and an adjusted EBITDA of $583 million.

The combination is expected to generate approximately $265 million in annualized cost savings. “These cost savings combined with our increased scale will enable us to make further high-return investments in lower cost capacity, increase supply chain efficiencies and product availability and enhance environmental leadership,” said Rick Willett, President and Chief Operating Officer of NewPage. “Today, both companies enjoy leading reputations for high-quality products and superior customer service, and we believe the integration will provide our customers with a stronger, more efficient platform for improvements to product and service quality as well as new product innovation.”

“This combination is very exciting for the SENA team due to the expanded scale and capabilities for our customers and a stronger platform for all of our employees,” said John Gillen, President and Regional Manager of the North America Region for Stora Enso North America. “We’re enthusiastic about working together with a NewPage team that shares the same cultural values of customer focus and continuous improvement through the engagement of all employees.”

The new company will retain the NewPage name and will be headquartered in Miamisburg, Ohio. Goldman, Sachs & Co. acted as exclusive financial advisor to NewPage Corporation and Goldman Sachs and its affiliates are providing committed financing to support the transaction. Schulte, Roth & Zabel LLP acted as legal advisor to NewPage Corporation.

Conference Call

The NewPage Corporation will host a Conference Call and Webcast today, September 21, 2007, at 11 a.m. Eastern time. The live conference call and presentation slides may be accessed on the NewPage Web site at www.NewPageCorp.com. Click on the link to the call on the home page and follow the instructions to access the Webcast in listen and view mode. Please go to the Web site at least one hour prior to the call to register, download and install any necessary audio software.

Analysts and investors may participate in the live conference call by dialing 800-398-9389 with (toll-free domestic) or 612-332-0335 (international). A replay of the call can be accessed via telephone 800-475-6701 (toll-free domestic) or 320-365-3844 (international), access code: 888491. The replay will be available starting at 2:30 p.m. (ET) on September 21, 2007, and will remain available until noon (ET) on October 26, 2007.

About NewPage Corporation

NewPage Corporation, headquartered in Miamisburg, Ohio, is a leading U.S. producer of coated papers in North America. The company produces coated papers in sheets and rolls with many finishes and weights to offer design flexibility for a wide array of end uses. With more than 4,300 employees, NewPage operates integrated pulp and paper manufacturing mills located in Escanaba, Michigan; Luke, Maryland; Rumford, Maine; and Wickliffe, Kentucky; and a converting and distribution center in Chillicothe, Ohio. The mills have a combined annual capacity of approximately 2.2 million tons of coated paper.

About Stora Enso Oyj

Stora Enso is an integrated paper, packaging and forest products company, producing publication and fine paper, packaging board and wood products – all areas in which the Group is a global market leader. Stora Enso’s sales totaled EUR 14.6 billion in 2006. The Group has some 44,000 employees in more than 40 countries on five continents. Stora Enso has an annual production capacity of 18.2 million tones of paper and board and 7.4 million cubic meters of sawn wood products, including 3.2 million cubic meters of value-added products. Stora Enso’s shares are listed in Helsinki, Stockholm and New York.

The sale of Stora Enso North America Inc., which comprises Stora Enso’s publication and fine paper operations in North America, will reduce the Group’s annual production capacity by 3.0 million tons and the number of personnel by 4,350. Stora Enso is retaining Corenso North American operations and the associated company Thiele Kaolin Company Inc. Corenso produces cores and coreboard for industrial use in various fields of business and Thiele produces china clay for the paper industry.

The Stora Enso North America business moving to NewPage will include the Stora Enso papermaking operations in Biron, Kimberly, Niagara, Stevens Point, Whiting and Wisconsin Rapids, Wisconsin; Duluth, Minnesota; and Port Hawkesbury, Nova Scotia, Canada. Stora Enso North America is a leading producer of coated and supercalendered papers, and a premier producer of specialty papers. Other products include newsprint, elemental chlorine-free kraft pulp, totally chlorine-free mechanical pulp and recycled pulp from recovered paper. The company produces 3.0 million tons of paper annually and had revenues of $2.3 billion with about 4,350 employees in 2006.

Forward-looking Statements

This press release may contain “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” “will likely continue,” “will likely result,” or words or phrases with similar meaning. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, our substantial level of indebtedness; changes in the supply of, demand for prices of our products; the activities of competitors, including those engaged in unfair trade practices; changes in significant operating expenses, including raw material and energy costs; changes in currency exchange rates; changes in the availability of capital; general economic and business conditions in the United States and elsewhere; changes in the regulatory environment, including requirements for enhanced environmental compliance; our ability to operate as a stand-alone business; and other risks and uncertainties that are detailed in our filings with the Securities and Exchange Commission. The company does not intend, and undertakes no obligation, to update any forward-looking statements.

NewPage Holding Corporation

Year Ended December 31, 2006

(In millions)

TY06
Net Sales	2,038

Cost of Sales	1,825
SG&A	112
Interest expense (including amortization of debt issuance costs and debt discounts)	165
Goodwill impairment	(1)
Other (income) expense	(25)

Income (loss) from continuing operations before taxes	(39)

Income tax expense (benefit)	(3)

Income (loss) from continuing operations	(36)

Income (loss) from discontinued operations, net of income tax	(16)

Net income (loss)	(52)

Interest expense (including amortization of debt issuance costs and debt discounts)	165
Depreciation and amortization	152
Income tax provision (benefit)	(3)

EBITDA	262

Unrealized (gain) loss on commodity basket option	47
Gain on Sale of Business / Assets	(63)
Equity Award/One Time	19
Discontinued Operations	19
L-7 Shutdown	6
LIFO effect	(2)

Debt Covenant EBITDA	288

Stora Enso North America

Year Ended December 31, 2006

(In millions)

2006
Net Sales	2,030

COGS	1,731
SG&A	103
Depreciation & Amortization	263
PP&E Impairment	113
Interest Expense	93
Interest Income	(10)
Other Income	(2)

Loss from Continuing Operations	(262)
Income Tax	(24)

Net Loss	(237)

Depreciation & Amortization	263
PP&E Impairment	113
Income Tax	(24)
Interest	83

EBITDA	198

Adjustments
Port Hawkesbury Lockout	47
Pension Settlements	47
Closure/Restructuring	2
All Other	1

Adjusted EBITDA	295

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